Steel Partners II, L.P.
                        150 East 52nd Street, 21st Floor
                            New York, New York 10022


                                                     May 27, 1998


Ronson Corporation
Campus Drive, P.O. Box 6707
Somerset, New Jersey 08875

Attention:   Corporate Secretary

Gentlemen:

                  Steel Partners II, L.P. ("Steel") beneficially owns on the date hereof 241,799 shares (the "Shares") of common stock, $1.00 par value per share (the "Common Stock"), of Ronson Corporation (the "Company"), representing approximately 7.6% of the outstanding shares of Common Stock of the Company.

                  Steel hereby gives notice pursuant to Article I, Section 9 of the By-Laws of the Company of its nomination for election as directors of the Company at the Company's next Annual Meeting of Stockholders (the "Meeting") the two individuals whose names are set forth under paragraph "5" below:

                  1. Steel is the true party in interest and intends to make the nominations of the individuals whose names are set forth in paragraph "5" below. The address of Steel is 150 East 52nd Street, 21st Floor, New York, New York 10022.

                  2. Steel represents that it is the true party in interest and is the beneficial owner of the Shares and is entitled to direct the vote of the Shares at the next Annual Meeting of Stockholders.

                  3.       Steel  beneficially  owns  241,799  shares  of Common
                           Stock that are held of record by Cede & Co, the nominee of The Depository Trust Company.

                  4. Steel represents that it (a) will continue to hold the Shares through the date on which the Meeting is held and (b) intends to appear in person or by proxy at the Meeting to nominate the two individuals whose names are set forth in paragraph "5" below.


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                  5. The two individuals being nominated hereby are:

                           (a)      Name:            Robert Frankfurt
                                    Age:             33
                                    Business Address:
                                            Steel Partners
                                            150 East 52th Street, 21st Floor
                                            New York, New York  10022
                                    Residence Address:
                                            82 Shrub Hollow Road
                                            Roslyn, New York  11576
                                    Principal Occupation: Investor

                           (b)      Name:            Gary Ullman
                                    Age:             56
                                    Business Address:
                                            420 Woodland Acres Crescent
                                            Maple, Ontario 6GA1G2 Canada
                                    Residence Address:
                                            Same as above
                                    Principal Occupation: Consultant

                  6. Mr. Frankfurt is a member of Steel Partners, L.L.C., the general partner of Steel.

                  7.       (a)      Robert Frankfurt:

                                    Business Experience (last five years):

                                    1995-1998  -  President,  MDM  Technologies,
                                    Inc. (direct mail marketing company)

                                    Member - Steel Partners L.L.C. (general partner of limited partnership that invests in microcap companies)

                                    1993-1995 - UCLA Business School

                                 Directorships:

                                    MDM Technologies, Inc. (private company)

                           (b)      Gary Ullman:

                                    Business Experience (last five years):
                                    1998 - Consultant, Mayo Clinic

                                    6/96-12/97 - President and CEO, Fluid
                                    Packaging Company, Inc. (custom product
                                    manufacturer in cosmetics and personal care industry)


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
                                    1/95-6/97 - Bankers Trust (consecutively ran two high-tech printing companies that were divisions of Bankers Trust)

                                    1967-1994 - CCL Industries, Inc. (container,
                                    label and custom product manufacturer) (last
                                    position    was    CEO   of    CCL    Custom
                                    Manufacturing)

                                    Directorships: None presently (member of 8
                                    Boards of public and private companies in last 25 years)

         Enclosed with this notice are supporting documents required by the By-Laws of the Company.

                                             Very truly yours,

                                             STEEL PARTNERS II, L.P.

                                             By:  Steel Partners, L.L.C.,
                                                  General Partner


                                             By:/s/ Warren Lichtenstein
                                                -------------------------------
                                                Warren Lichtenstein
                                                Chief Executive Officer


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